For further information: Sheila Davis, PR/IR Manager - 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES SECOND QUARTER OF FISCAL 2011
FINANCIAL RESULTS CONFERENCE CALL TO BE HELD
ON MARCH 17, 2011

FOREST CITY, IOWA, March 10, 2011 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States recreation vehicle manufacturer, will host a conference call on Thursday, March 17, 2011 at 9 a.m. Central Time (CT) to discuss the financial results for its second quarter of Fiscal 2011 ended February 26, 2011. The Company will release its financial results on March 17, 2011 at 6:00 a.m. CT.

Winnebago Industries' conference call may be heard live via the Company's website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

About Winnebago Industries
Winnebago Industries, Inc., The Most Recognized Name In Motor Homes®, is a leading U.S. manufacturer of recreation vehicles, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes, travel trailers and fifth wheel products under the Winnebago, Itasca, ERA and SunnyBrook brand names. Winnebago Industries has received the Quality Circle Award from the Recreation Vehicle Dealers Association every year since the award's inception in 1996. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit, http://www.winnebagoind.com/investor.html.

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